EXHIBIT 10.17
                                                                   -------------

                           RESTRICTED STOCK AGREEMENT

     The Compensation Committee (the "Committee") of the Board of Directors of Chattem, Inc. ("Chattem") has selected A. Alexander Taylor II as the recipient ("Recipient") of the following described shares of restricted common stock (the "Restricted Shares") in accordance with the following terms:


Administration:                    The Committee of the Board of Directors of
                                   Chattem will administer the grant of
                                   Restricted Shares.

Shares Subject to Grant:           Chattem hereby awards the Recipient
                                   Twenty-Five Thousand (25,000) Restricted
                                   Shares. Chattem shall instruct its transfer agent to deliver a certificate to the Recipient representing the Restricted Shares as soon as reasonably practicable. The certificate representing the Restricted
                                   Shares shall include an appropriate legend concerning the restrictions upon such
                                   Restricted Shares.

Restrictions:                      The Restricted Shares shall be owned free of
                                   restrictions with respect to Six Thousand Two
                                   Hundred Fifty (6,250) of the Restricted
                                   Shares on the first anniversary of this
                                   Agreement and an additional Six Thousand Two
                                   Hundred Fifty (6,250) of such Restricted
                                   Shares shall be owned free of restrictions, on a cumulative basis, on each of the three
                                   (3) succeeding anniversaries of this
                                   Agreement so that four (4) years from the date of this Agreement all Twenty-Five
                                   Thousand (25,000) of such Restricted Shares shall be owned free of restrictions.

Transferability:                   The restricted portion of the Restricted
                                   Shares are not transferable.

Termination of Employment:         If prior to lapse of restrictions the
                                   Recipient's employment has terminated for any reason other than death, retirement, disability or a Change in Control (as defined in the Recipient's Employment Agreement), then the portion of the Restricted Shares that remain subject to restrictions shall automatically be forfeited to Chattem.

Death, Disability or Change        Upon the death or disability of the Recipient
in Control:                        or a Change in Control, all of the Restricted
                                   Shares shall immediately be owned free of restrictions.

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Taxes:                             The Recipient currently intends to make a
                                   "Section 83(b) election" under the Internal
                                   Revenue Code with respect to the Restricted
                                   Shares, immediately triggering the payment of ordinary income tax with respect to the fair market value of the Restricted Shares on the date hereof. Chattem shall reimburse the Recipient on a "grossed up" basis for the payment of federal income or any other tax resulting from Recipient's making the Section 83(b) election or receipt of the Restricted Shares.

Plan: The Restricted Shares are being granted under Chattem's Non-Statutory Stock Option Plan-2000.

Section 16: It is intended that the Restricted Shares be granted in compliance with the provisions of Rule 16(b)(3) of the Securities Exchange Act of 1934, as amended.

     This Restricted Stock Agreement is dated to be effective this 29th day of October, 2002.

                                              Chattem, Inc.

                                              By:
                                                  -----------------------------
                                                   Zan Guerry, Chairman



                                              Recipient:

                                              ---------------------------------
                                               A. Alexander Taylor II